EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the prospectus dated May 10, 2011 for the issuance of $20,000,000 of Series C Secured Investor Certificates of our report dated March 31, 2011, of our audit of the financial statements of American Church Mortgage Company as of and for the year ended December 31, 2010, which is included in the Annual Report on Form 10-K for the year ended December 31, 2010 and to the reference to our Firm under the caption "Experts" in the prospectus.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP


Minneapolis, Minnesota
May 10, 2011